UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2018

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2018, Black Box Corporation (the “Company”) and certain direct and indirect wholly-owned subsidiaries of the Company (collectively, the “Guarantors” and together with the Company, the “Loan Parties”) entered into a Second Amendment (the “Second Amendment”) with PNC Bank, National Association, as administrative agent (the “Agent”), and certain other lenders party thereto (together with the Agent, the “Lenders”) to amend the Credit Agreement entered into among the Loan Parties, the Agent and the Lenders on May 9, 2016 (as amended by the Amendment and Joinder Agreement, dated August 9, 2017, the “Credit Agreement,” and as further amended by the Second Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement establishes a new “last in first out” senior revolving credit facility in an amount not to exceed $10,000,000 (the “LIFO Facility”). The borrowings under the LIFO Facility will be used to finance the Company’s cash flow needs, subject to an approved budget and certain variance restrictions, including payments to vendors to allow the Company to operate in the ordinary course of its business. Interest on the LIFO Facility is LIBOR plus 10.0%. The Company entered into the Amended Credit Agreement to waive and modify certain covenants and other provisions contained in the Credit Agreement and to fund its ongoing operations with the LIFO Facility.

As the Company disclosed in its most recent Form 10-Q, filed with the Securities and Exchange Commission on February 6, 2018, the Company has engaged Raymond James & Associates (“Raymond James”) as its financial advisor to assist the Company in exploring strategic alternatives. As part of the Company’s review of its alternatives, the Company has agreed under the Amended Credit Agreement to pursue the sale (the “Sale Transaction”) of its federal government IT services business (the “Federal Business”). The Federal Business is part of the Services business segment. Under the Amended Credit Agreement, the Company must meet certain milestone dates leading to the consummation of the Sale Transaction, including the delivery of an executed purchase agreement in respect of the Sale Transaction on or before July 31, 2018, and the consummation of the Sale Transaction on or before August 31, 2018 (the “Sale Milestones”). The Agent, in its sole discretion, may extend the Sale Milestone dates. All net cash proceeds of the Sale Transaction will be used to pay down loans outstanding under the LIFO Facility, and after, repayment of such loans, the Company’s other indebtedness under the Amended Credit Agreement.

In addition to the Sale Transaction, the Company continues to explore other strategic alternatives with the assistance of Raymond James, including, among others, recapitalization, restructuring, the sale of some or all of the businesses of the Company (in addition to the sale of the Federal Business) in the form of a merger or otherwise, and other liquidity options. This process reflects the continued commitment of the Board of Directors of the Company to act in the best interests of the Company and to maximize value for the Company’s stockholders.

There can be no assurance that this process (including the Sale Transaction described in the Amended Credit Agreement) will result in any transaction being announced or consummated. There can be no assurance that the Company will be able to engage in asset sales, refinance its existing debt or raise additional capital and, if so, whether any such transactions would produce sufficient funds or be on acceptable terms. See “Supplemental Risk Factors” below in this Current Report on Form 8-K.

The Amended Credit Agreement

In addition to the terms discussed above, the Amended Credit Agreement, among other things, (i) waived certain potential defaults and events of default under the Credit Agreement; (ii) deferred principal and interest payments on the Company’s existing term loans and revolving loans, except the LIFO Facility, until December 15, 2018; provided that the aggregate amount of deferred principal and interest payments through the closing of the Sale Transaction will be due upon such closing; and (iii) modified the interest rates applicable to such outstanding loans so that interest accrues at a rate equal to: (a) for the term loan, the highest of (1) the federal funds open rate plus 0.5%, (2) the Agent’s prime rate or (3) LIBOR plus 1.0% (the “Base Rate”), in each case plus 2.5%, and (b) for the revolving loans, the Base Rate plus an amount between 0.25% and 2.0% (as determined by a leverage ratio based on the Company’s consolidated EBITDA).

The Amended Credit Agreement also revised the Company’s covenants under the Credit Agreement to, among other things, (i) suspend the leverage ratio and fixed charge coverage ratio covenants until December 15, 2018; (ii) modify the minimum consolidated EBITDA covenant to require that the Company’s minimum consolidated EBITDA for the three fiscal month period ending on the close of each fiscal month equal or exceed (i) ($3,000,000) for the fiscal months ending June 30, 2018, July 31, 2018 and August 31, 2018, and (ii) ($3,500,000) for the fiscal months ending September 30, 2018 and thereafter; (iii) reduce the sub-limit for the issuance of letters of credit to $10,000,000; (iv) require periodic delivery of updated budgets and budget variance reports to the Agent and compliance with certain disbursement and net cash flow variance thresholds; (v) restrict the incurrence of expenses related to implementation of the SAP ERP system; (vii) require that the net cash proceeds from certain asset sales and certain excess cash be used to prepay the Company’s obligations under the Amended Credit Agreement; and (viii) require the repatriation to the Loan Parties of cash on hand above a certain amount maintained by certain excluded foreign subsidiaries of the Loan Parties and restrict the transfer of assets by the Loan Parties (other than inventory in the course of ordinary business) to such excluded foreign subsidiaries unless accounted for in the budget.

The Company’s obligations under the Amended Credit Agreement continue to be secured by substantially all of the personal property assets of the Company and all of the Company’s direct and indirect owned subsidiaries that are incorporated (or organized) under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States (other than BBOX Holdings Mexico LLC). In addition, under the Second Amendment, the Company’s obligations are required to be secured by additional collateral, including (i) a first-priority pledge of all of the capital stock of each existing and subsequently acquired or organized subsidiary of the Loan Parties not pledged under the Credit Agreement, with certain exceptions; and (ii) mortgages over certain material real property of the Loan Parties located in the U.S. The Company is also required to cause the execution of deposit account control agreements with respect to certain U.S. bank accounts of the Loan Parties and to deliver to the Agent executed assignment agreements and forms of notice of assignment with respect to certain federal government contracts. Such notices may be sent upon an event of default or potential default.

Effectiveness of the Second Amendment was subject to certain conditions precedent, each of which were satisfied on June 29, 2018. The outstanding balance of the LIFO Facility and all accrued and unpaid interest, fees and expenses are due and payable on December 15, 2018 or the earlier proper termination of the LIFO Facility by the Agent following an event of default.

Fees of $1.2 million, in the aggregate, will be paid to the Agent, Lead Arranger and Lenders in connection with the Second Amendment and the Amended Credit Agreement. The Lenders will also earn a 0.5% per annum fee on the unused portion of the LIFO Facility, payable monthly on the average unused balance, and a $500,000 fee on the closing of the Sale Transaction.

The Second Amendment and the Amended Credit Agreement contain other customary representations, warranties and covenants for transactions of this kind. The foregoing description of the Second Amendment and the Amended Credit Agreement is therefore qualified in its entirety by the full text of the Second Amendment, including the Amended Credit Agreement, filed as Exhibit 10.1 hereto.

The Second Amendment, the Amended Credit Agreement and other loan documents are being filed herewith solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries. The representations, warranties and covenants contained in the Second Amendment and Amended Credit Agreement and other loan documents are made solely for purposes of the loan documents and are made as of specific dates; are solely for the benefit of the parties thereto; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such loan documents, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties and are not for the purpose of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the loan documents, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 8.01 Other Events

Supplemental Risk Factors

In connection with entering into the Second Amendment, the Company is also updating the risk factors, and subsequent filings, included in its Annual Report on Form 10-K for the year ended March 31, 2017 filed with the Commission on May 11, 2017, as follows:

We may not generate sufficient funds from operations to pay our indebtedness under the Amended Credit Agreement when due, which could require us to undertake significant steps to avoid an event of default with respect to the Amended Credit Agreement.

We may not generate sufficient cash from operations or from the sale of our Federal Business necessary to repay our indebtedness under the Amended Credit Agreement upon maturity, and we may accordingly be required to undertake significant steps to generate liquidity. Such steps could include entering into a transaction, selling assets or businesses, or obtaining alternative financing. Our ability to raise such financing will depend on prevailing market conditions, which we expect may be negatively impacted by a number of factors, including our recent and projected financial results, our current level of indebtedness and debt service costs, our ability to sell our Federal Business or doubts regarding our ability to continue as a going concern. As a result of such conditions, the terms of the capital available to us, or the proceeds of the sale of the Company or any of its businesses, if any, may not be favorable or in sufficient amount to make payment on the Amended Credit Agreement or to provide any proceeds to the Company’s stockholders in the case of a transaction, a series of related transactions or a restructuring.

A default under the Amended Credit Agreement would have a material, adverse effect on our business and could result in bankruptcy.

Our failure to make scheduled payments or our breach of the covenants or restrictions under the Amended Credit Agreement could result in an event of default. A default would have a material adverse effect on our financial condition and could cause us to become bankrupt or otherwise insolvent because, among other things, our lenders:

•	may declare any outstanding principal and the interest accrued thereon under the Amended Credit Agreement to be due and payable, and we may not have sufficient assets to repay that indebtedness;

•	may foreclose against the assets securing our borrowings; and

•	will be under no obligation to extend further credit to us.

Our independent registered public accounting firm may include a qualification expressing substantial doubt about our ability to continue as a going concern on our consolidated financial statements for the fiscal year ended March 31, 2018, which may have a material adverse effect on our business operations and affect our ability to generate liquidity.

As of June 29, the Company had approximately $24.0 million of cash and $155.7 million of borrowings outstanding under the Amended Credit Agreement. We anticipate that our principal sources of liquidity will be sufficient to fund our activities through approximately December 2018, which raises a substantial doubt about our ability to continue as a going concern beyond that date. Our independent registered public accounting firm therefore may include an explanatory paragraph regarding our ability to continue as a going concern in its report on our consolidated financial statements for the year ended March 31, 2018.

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to repay our indebtedness when due and to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital, refinance our indebtedness or generate sufficient positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash, consummate the sale of our Federal Business at all or on terms that are attractive to us, or generate positive cash flow from operations, our business may be materially and adversely affected and our stockholders may lose their entire investment.

These uncertainties may have a material adverse effect on our business and operations.

The Company may not generate sufficient cash in the next twelve months necessary to fund continued operations.

Our ability to make cash payments on and to refinance our indebtedness and to fund future operations will depend on our ability to generate significant operating cash flow in the future and from the proceeds of certain sale transactions, including the sale of our Federal Business. This ability is, to a significant extent, subject to general economic, financial, competitive and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations in amounts sufficient to enable us to fund our liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, on or before its maturity, obtain additional equity or debt financing, sell existing assets or enter into strategic alliances with other parties. We cannot assure you that we will be able to do so on commercially reasonable terms or at all, or on terms that would be advantageous to our stockholders. Any inability to generate sufficient cash flow, complete sale transactions, refinance our indebtedness, or incur additional indebtedness on commercially reasonable terms could adversely affect our financial condition and could cause us to be unable to service our existing debt. If we are unable to obtain a waiver, we would be in default under our existing indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

The risks described herein and in the Company’s Annual Report on Form 10-K and subsequent filings are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company, or that are currently deemed to be immaterial, also may materially adversely affect the Company’s business, financial condition and/or future operating results.

Cautionary Forward-Looking Statements
When included in this Form 8-K, the words “expects,” “believes,” and “anticipates” and analogous expressions are intended to identify forward-looking statements. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, such risks and uncertainties may include, among others, levels of business activity and operating expenses, liquidity, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, such as our enterprise resource planning system initiatives, successful marketing of the Company’s product and services offerings, successful implementation of the Company’s integration initiatives, successful implementation of the Company’s government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company’s arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company’s control. Additional risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our quarterly reports on Form 10-Q for Fiscal 2018. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01
Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment dated as of June 29, 2018 by and among Black Box Corporation, the Guarantors, the Lenders and the Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: July 2, 2018
/s/ DAVID J. RUSSO
David J. Russo
Executive Vice President, Chief Financial Officer
and Treasurer (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment dated as of June 29, 2018 by and among Black Box Corporation, the Guarantors, the Lenders and the Agent.